Exhibit 10.19

FORTUNE BRANDS HOME & SECURITY, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2013)

Fortune Brands Home & Security, Inc. (the “Company”) established this Directors’ Deferred Compensation Plan (the “Plan”) to assist the Company in attracting and retaining persons of competence and stature to serve as Directors by giving those Directors the option of deferring the receipt of the cash fees and shares of Company common stock payable to them by the Company for their services as Directors.

1. Effective Date. The Plan was established by the Company effective as of October 3, 2011 and is hereby amended and restated effective January 1, 2013.

2. Eligibility and Participation. Each Director of the Company who (a) is duly elected to the Company’s Board of Directors (the “Board of Directors” or the “Board”) and (b) is not an employee of the Company is an “Eligible Director.” Each Eligible Director may elect to defer the receipt of any (i) fees, stipends, or other remuneration otherwise payable in cash (“Director Cash Fees”) and (ii) shares of Company common stock granted annually (“Director Shares”) to the Eligible Director by the Company for services as a Director in accordance with Section 4 below (together, Director Cash Fees and Director Shares shall be referred to as “Directors’ Fees”). Each Eligible Director who elects to defer Directors’ Fees under the Plan is a “Participant” in the Plan.

3. Administration. The Board appoints the Company’s Nominating and Corporate Governance Committee to act as the administrator of the Plan (referred to herein as the “Administrator”). The Administrator will serve at the pleasure of the Board of Directors and will administer, construe and interpret the Plan in its sole discretion. The Administrator will not be liable for any act done or determination made in good faith. The Board of Directors has the power to designate an additional or replacement Administrator at its discretion. The expense of administering the Plan shall be borne by the Company and shall not be charged against benefits payable hereunder.

4. Deferrals.

(a) Deferral Election. An Eligible Director may file with the Administrator, on or before November 1 of each calendar year, an election in writing to defer all or a portion of the Directors’ Fees to be earned by the Eligible Director in the following calendar year (a “Deferral Election”). In the year in which a Director first becomes eligible to participate in the Plan, the Director may make a Deferral Election with respect to services to be performed subsequent to the date of the Deferral Election if the Director files such election with the Administrator no later than thirty (30) days after the date on which the Director becomes eligible to participate in the Plan. If a Deferral Election is filed, an amount equal to all or a portion (as designated in the Deferral Election) of the Directors’ Fees earned by the Participant for the following calendar year (or the remainder of the calendar year, in the case of new directors) will be credited to a deferral account maintained on behalf of that Participant (the “Deferral Account”) in accordance with Section 4(d).

(b) Minimum Deferral. If a Participant makes a Deferral Election, the amount of such election may not be less than $5,000 of Director Cash Fees per calendar quarter.

(c) Conversion Election. When filing a Deferral Election with respect to Director Cash Fees, an Eligible Director may elect in writing to irrevocably convert all or a portion of such deferred Director Cash Fees to shares of Company common stock (a “Conversion Election”) in accordance with Section 4(e)(ii) below. Such converted Director Cash Fees shall be treated as Director Shares for all purposes of the Plan, including but not limited to crediting a Participant’s Deferral Account under Section 4(d), calculating Dividend Equivalents under Section 4(e)(iii), and making distributions under Section 5. Shares issued under the Conversion Election shall be, and hereby are deemed to be, granted pursuant to the Fortune Brands Home & Security, Inc. 2011 Long-Term Incentive Plan (the “LTIP”) or any other equity compensation plan subsequently adopted by the Company.

(d) Accounting. A Deferral Account consisting of a subaccount for Director Cash Fees and a subaccount for Director Shares (as applicable) will be maintained by the Company and will list and reflect each Participant’s credits and valuations. The Company will credit to the Participant’s subaccount for Director Cash Fees an amount equivalent to the Director Cash Fees for which the Participant has made a Deferral Election (other than Director Cash Fees subject to a Conversion Election). The Company will credit to the Participant’s subaccount for Director Shares (i) the number of share equivalents representing the number of Director Shares for which the Participant has made a Deferral Election and (ii) the number of share equivalents determined under Section 4(e)(ii) with respect to a Conversion Election. The credits described in this Section 4(d) will be made on the date on which the Directors’ Fees would have been paid or issued absent a Deferral Election.

The Plan is unfunded and no funds will be segregated into the Deferral Account of Participants. The Administrator will provide each Participant an annual statement of the balance in that Participant’s Deferral Account.

(e) Valuation.

(i) Director Cash Fees. At the end of each calendar quarter, each Participant’s subaccount for Director Cash Fees will be credited with interest on the value of his or her subaccount for Director Cash Fees at the beginning of the quarter. The interest rate applicable for a calendar quarter will be the average rate of the final auction of the prior quarter for the sale of 13-week U.S. Government bills, rounded up to the nearest five-hundredths of one percent (.05%). If such rate is no longer available, a substantially similar one selected by the Administrator shall be used. Interest will be calculated on the basis of actual days over a 360-day year.

(ii) Conversion of Director Cash Fees. If a Participant makes a Conversion Election, the Company will credit the Participant’s subaccount for Director Shares with a number of share equivalents determined by dividing the Director Cash Fees subject to such Conversion Election by the closing price of the Company’s common stock on the last business day before such Director Cash Fees would have been payable to the Participant in the absence of the Deferral Election.

(iii) Dividends on Deferred Director Shares. On each dividend payment date, an amount equal to the dividend, if any, payable with respect to a share of Company common stock multiplied by the number of share equivalents credited to the Participant’s subaccount for Director Shares will be credited to the Participant’s subaccount for Director Shares (“Dividend Equivalents”). Such Dividend Equivalents will be credited in cash to the extent such dividends would have been paid in cash or in additional share equivalents to the extent such dividends would have been paid in shares of Company common stock. Dividend Equivalents credited in cash shall be credited with interest at the same time and in the same manner as Director Cash Fees credited to a Participant’s subaccount for Director Cash Fees as described in Section 4(d)(i).

5. Distribution. Distribution of a Participant’s Deferral Account will be made as soon as practicable in the January following the calendar year in which the Participant’s “Separation from Service” (as defined in Treas. Reg. §1.409A-1(h) and in accordance with Treas. Reg. §1.409A-1(i)(2)) from the Company occurs in (i) whole shares of common stock of the Company with respect to the number of whole share equivalents credited to the Participant’s subaccount for Director Shares and (ii) a single lump sum cash payment equal to the sum of the balance of the Participant’s subaccount for Director Cash Fees and any cash Dividend Equivalents (and interest thereon) credited to the Participant’s subaccount for Director Shares. For this purpose, “Separation from Service” shall mean the cessation of services to the Company or its subsidiaries in the capacity of (i) an employee, (ii) a non-employee member of the Board, and (iii) a consultant or other independent advisor to the Company or its subsidiaries.

6. Separation from Service due to Death. In the event of a Participant’s Separation from Service by reason of death, the Administrator will, as soon as reasonably practicable following Separation from Service but in no event later than 90 days after the Participant’s death, distribute amounts credited to the Deferral Account to the beneficiary or beneficiaries of the Participant. Each Participant has the right to designate one or more beneficiaries to receive distributions in the event of a Participant’s death by filing with the Administrator a Beneficiary Designation Form at the time and in the manner specified by the Administrator. The designated beneficiary or beneficiaries may be changed by a Participant at any time prior to that Participant’s death by the delivery to the Administrator of a new Beneficiary Designation Form. If no beneficiary has been designated, or if no designated beneficiary survives the Participant, distributions pursuant to this provision will be made to the Participant’s estate.

7. Effect of Change of Control. In the event of a Change of Control of the Company, the entire unpaid balance of each Participant’s Deferred Account shall be paid in a lump sum cash payment and whole shares of Company common stock (as applicable) to the Participant as of the effective date of the Change of Control. Change of Control shall mean the first to occur of any of the following events, but only to the extent that such event is described in Internal Revenue Code (“Code”) Section 409A(a)(2)(A)(v):

(a) any one person, or more than one person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company, but not including persons solely because they purchase stock of the Company at the same time or as a result of the same public offering), acquires (or has acquired within the 12-month period ending on the date of the most recent acquisition by such person) securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(b) during any period of twelve months (not including any period prior to the execution of this Plan), a majority of members of the Board are replaced by Directors (whose appointment or election is not endorsed by at least a majority of the members of the Board before the date of the appointment or election); or

(c) any person, or more than one person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company, but not including persons solely because they purchase stock of the Company at the same time or as a result of the same public offering), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the combined voting power of the stock of the Company but only if such person or group did not own more than 50% of the combined voting power of the stock of the Company prior to such acquisition; or

(d) any person, or more than one person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company, but not including persons solely because they purchase assets of the Company at the same time), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, except where the assets are transferred to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all outstanding stock of the Company, or (iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii), above.

8. Assignment and Alienation of Benefits. The right of each Participant to any account, benefit or payment hereunder will not, to the extent permitted by law, be subject in any manner to attachment or other legal process for the debts of that Participant; and no account, benefit or payment will be subject to anticipation, alienation, sale, transfer, assignment or encumbrance except by will, by the laws of descent and distribution, or pursuant to a domestic relations order that meets the requirements of Code Section 414(p)(1)(B).

9. Section 409A Compliance. Notwithstanding any provision to the contrary, this Plan is intended to comply with Code Section 409A and the interpretive guidance thereunder. The Plan shall be construed and interpreted in accordance with such intent. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10. Unsecured Obligation. The obligation of the Company to make distributions of amounts credited to the Participant’s Deferred Account shall be a general obligation of the Company, and such distribution shall be made only from general assets and property of the Company. The Participant’s relationship to the Company under the Plan shall be only that of a general unsecured creditor and neither this Plan, nor any agreement entered into hereunder, or action taken pursuant hereto shall create or be construed to create a trust for purposes of holding and investing the Deferral Account balances. The Company reserves the right to establish such a trust; provided that, in no event shall the Company make a contribution or deposit to a trust (a) in connection with a change in the financial health of the Company or an affiliate; or (b) during any restricted period with respect to a qualified defined benefit plan maintained by the Company or an affiliate. The establishment of a trust shall not create any rights in or against any amounts held thereunder.

11. Amendment or Termination. The Board of Directors or the Nominating and Corporate Governance Committee may amend this Plan at any time and from time to time. The Board of Directors may terminate this Plan and distribute the Deferral Accounts of Participants, to the extent permitted under Code Section 409A and the regulations promulgated thereunder or other applicable published guidance issued by the U.S. Department of Treasury or the Internal Revenue Service. Any amendment or termination of this Plan will not adversely affect the rights of a Participant accrued prior thereto without that Participant’s written consent, except to the extent required by law.

12. Taxes. The Company is not responsible for the tax consequences under federal, state or local law of any election or payment of amounts made by any Participant under the Plan. All payments under the Plan are subject to withholding and reporting requirements to the extent required by applicable law.

13. No Right to Continued Membership on the Board. Nothing in this Plan confers upon any Director any right to continue as a Director of the Company or interferes with the rights of the Company and its shareholders.

14. Applicable Law. To the extent not preempted by federal law, this Plan shall be construed, administered and governed in all respects under and by the laws of the State of Delaware, without giving effect to its conflict of laws principles. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan shall be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its Senior Vice President, General Counsel and Secretary this 4th day of December 2012.

FORTUNE BRANDS HOME & SECURITY, INC.

By:	/s/ Lauren S.Tashma

FORTUNE BRANDS HOME & SECURITY, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

DEFERRAL ELECTION

Complete only if you have not previously filed a Deferral Election, or you now wish to change your previous Deferral Election(s) or Conversion Election for the upcoming year.

I,                             , make the following election under the Fortune Brands Home & Security, Inc. Directors’ Deferred Compensation Plan (the “Plan”) with respect to fees earned beginning January 1, 201     for services as a Director of Fortune Brands Home & Security, Inc. (the “Company”). Any capitalized term that is not defined will have the meaning set forth in the Plan.

A. Deferral Election. I elect to defer receipt of my Directors’ Fees as follows:

	DIRECTOR CASH FEES			DIRECTOR SHARES

☐	all of my Director Cash Fees		☐	all of my Director Shares

	or	AND/OR		or

☐	$ per calendar quarter of my Director Cash Fees (may not be less than $1,000 per calendar quarter)		☐	of my annual grant of Director Shares

B. Conversion Election. I elect to convert     % of the deferred Director Cash Fees described in Part A. into share equivalents under the Plan.

This Deferral Election (and, if applicable, Conversion Election) supersedes any prior deferral or conversion elections under the Plan and will remain in effect for future years unless changed through a future election or operation of the Plan. The Plan is unfunded. All deferrals and interest are maintained as general assets of the Company. You should carefully review the enclosed Plan before you elect to defer.

If you have any questions regarding the Plan, please call Angela Pla at (847) 484-XXXX. Please remember that if you would like to participate, this Deferral Election must be returned by November 1st preceding the year in which the fees are earned.

Director’s Signature	Date

Director’s Name (please print)	Social Security No.

FORTUNE BRANDS HOME & SECURITY, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

BENEFICIARY DESIGNATION

In accordance with the terms of the Fortune Brands Home & Security, Inc. Directors’ Deferred Compensation Plan (the “Plan”), the individual whose name appears below, who serves as a Director of Fortune Brands Home & Security, Inc. (the “Company”), hereby designates the individual(s) named below as his or her beneficiary or beneficiaries with respect to his or her Deferral Account (and any other amounts due to him or her) under the Plan. This designation shall supersede any and all previous beneficiary designations made by the Director with respect to his or her Deferral Account under the Plan. Any capitalized term that is not defined will have the meaning set forth in the Plan.

1. Primary Beneficiary. The following person, or persons, are designated as primary beneficiary with respect to the percentage of the Director’s unpaid Deferral Account (and any other amounts due to him or her) indicated for each person:

Name:
Relationship:
Address:

Percent:

Name:
Relationship:
Address:

Percent:

Name:
Relationship:
Address:

Percent:

2. Secondary Beneficiary. The following person, or persons, are designated as secondary Beneficiary with respect to the percentage of the Director’s unpaid Deferral Account (and any other amounts due to him or her) indicated for each person:

Name:
Relationship:
Address:

Percent:

Name:
Relationship:
Address:

Percent:

Name:
Relationship:
Address:

Percent:

Director’s Signature	Date

Director’s Name (please print)	Social Security No.